UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Genius Sports Limited

(Exact Name Of Registrant As Specified In Its Charter)

Island of Guernsey	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Genius Sports Group 9th Floor, 10 Bloomsbury Way London	WC1A 2SL
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.01 par value	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one Ordinary Share each at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-252179

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

Genius Sports Limited (the “Registrant”) hereby incorporates by reference the descriptions of its ordinary shares, par value $0.01 per share (the “Ordinary Shares”), and public warrants to purchase Ordinary Shares (the “Public Warrants”) to be registered hereunder contained under the section “Description of NewCo’s Securities” in the Registration Statement on Form F-4 of the Registrant (File No. 333-252179), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2021, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Ordinary Shares and Public Warrants to be registered hereunder have been approved for listing on The New York Stock Exchange under the symbols “GENI” and “GENI WS”, respectively.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Genius Sports Limited

Date: April 19, 2021	By:	/s/ Mark Locke
	Name:	Mark Locke
	Title:	Chief Executive Officer and Director

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